                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated March 10, 2000 accompanying the consolidated financial statements included in the Annual Report of Segue Software, Inc. on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Segue Software, Inc. on Form S-8 (File No. 333-69105, effective December 17, 1998) and Form S-8 (File No. 333-67739, effective November 23,
1998).


/s/Grant Thornton LLP


Boston, Massachusetts
March 30, 2000